Exhibit 24.1

POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charlie W. Brinkley, Jr. and John G. Squires his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign the accompanying annual report on Form 10-K of Southern Community Bancorp and any amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Exchange Act of 1934, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue thereof.

Dated: March 29, 2004
/s/ George D. Anderson George D. Anderson

/s/ Dennis G. Bedley Dennis G. Bedley

/s/ Alfred J. Cinque Alfred J. Cinque

/s/ Thomas H. Dargan, Jr. Thomas H. Dargan, Jr.

/s/ P.T. Fleuchaus P.T. Fleuchaus

/s/ Richard L. Garner Richard L. Garner

/s/ Dennis E. Gilkey Dennis E. Gilkey

/s/ Jennings L. Hurt, III Jennings L. Hurt, III

/s/ Clark D. Jensen Clark D. Jensen

/s/ Sanford Miller Sanford Miller

/s/ Sal A. Nunziata Sal A. Nunziata

/s/ John K. Ritenour John K. Ritenour

/s/ Stanley H. Sandefur Stanley H. Sandefur

/s/ Gregory K. Talbott Gregory K. Talbott

/s/ Joel E. Whittenhall Joel E. Whittenhall

/s/ Michael Vestal Michael Vestal

/s/ Stephen R. Jeuck Stephen R. Jeuck